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                         EXECUTIVE EMPLOYMENT AGREEMENT
                         ------------------------------

     THIS AGREEMENT is made and entered into as of December 1, 2002 (the "Effective Date") between Jay R. Strauss ("Executive") and TEAM America, Inc., an Ohio corporation (the "Company").

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby agree as follows:

     1. Employment and Duties. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to employ Executive as its General Counsel and Executive Vice President of Law and Human Resources to render such services as would be customary for such position and to render such other services and discharge such other responsibilities as the Company's Board of Directors or the Chief Executive Officer may, from time to time, stipulate.

     2. Performance. Executive accepts the employment described in Section 1 of this Agreement and agrees to faithfully discharge his duties and devote adequate professional time and effort to the performance of the services described therein. Nothing in this Agreement, however, shall preclude the Executive from devoting a reasonable amount of his time and efforts to civic, community, charitable, professional and trade association affairs and matters.

     3. Term. Executive's employment under this Agreement (the "Employment Period") shall commence as of the Effective Date and continue until terminated by either party. Executive's employment is "at will," so that it may be terminated by either party at any time, with or without cause. On termination of Executive's employment, Executive's entitlement to any severance pay shall be governed by Section 7 hereof.

     4. Compensation.

     4.1 Salary. For all the services to be rendered by Executive hereunder, the Company agrees to pay, during the Employment Period, a base salary at the rate of not less than $182,000.00 ("Base Salary") per annum payable weekly or otherwise according to the Company's regular pay schedule for salaried employees, provided that commencing December 28, 2002, Executive's Base Salary shall be $196,560.00. The Company and Executive agree that the salary provided herein shall be subject to annual review for cost of living and merit factors, with any adjustments being mutually agreed between the Company and Executive.

     4.2 Incentive Compensation. With respect to each fiscal year of the Company during the Employment Period, the Company will pay Executive a bonus of up to 50% of the Base Salary set forth in Paragraph 4.1, or as thereafter in effect, based upon

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achievement of an EBITDA objective (the "EBITDA Objective") as determined from year to year pursuant to the Company's Senior Executive Bonus Plan, as amended from time to time. Company may award Executive with options to acquire qualified or nonqualified shares of its stock pursuant to its Incentive Stock Option Plan ("ISO Shares") in its discretion; provided nothing contained herein shall obligate the Company to continue the Executive's employment for any period of time nor change in any way the "at will" nature of Executive's employment.

     4.3 Vacation. Executive shall be entitled to take four (4) weeks of vacation, with pay, during each year of service under this Agreement. Vacation allowances shall cumulate from year to year based upon Company's standard vacation policy.

     4.4 Other Benefits. Except as otherwise specifically provided herein, during the Employment Period Executive shall be eligible for all non-wage benefits the Company provides generally for its other corporate officers, plus an automobile allowance consistent with that provided to other senior executives.

     5. Business Expenses.

     5.1 Reimbursement. The Company shall reimburse Executive for the reasonable, ordinary, and necessary expenses incurred by him in connection with the performance of his duties hereunder, including but not limited to, ordinary and necessary travel expenses, entertainment expenses and automobile allowance.

     5.2 Accounting. Executive shall provide the Company with an accounting of his expenses, which accounting shall clearly reflect which expenses are reimbursable by the Company. Executive will provide the Company with such other supporting documentation and other substantiation of reimbursable expenses as will conform to Internal Revenue Service or other requirements.

     6. Covenants of Executive.

     6.1 Non-Competition Provisions. The Executive and the Company agree that Company has protectable, private and confidential interests including but not limited to marketing strategies, financial information, good will, customers, customer lists, specific customer needs and contacts, current and future business plans and the existence and terms of this Agreement, and as such during the Employment Period the Executive shall not, without the written consent of the Company, engage in, be employed by, act as a consultant for or otherwise be compensated by, be a director of or own an equity interest in, any business which is engaged in employee leasing, the provision of PEO or ASO services, payroll and payroll tax service, employee benefits, or job placement products or services or any other business which would tend to compete with the Company business or cause any Company Client to cancel its relationship with the Company in order to purchase such products or services, nor disclose or use for his own benefit any of the protectable, private or confidential information belonging to or

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pertaining to the Company or its affiliates to any party without the prior written consent of the Company.

     6.2 Non-Solicitation During and for a period (3) three years following the Employment Period, Executive shall not, as an employee, agent, owner, contractor or in any other capacity, acting alone or in concert with others (i) solicit the business of any customer or prospect of the Company or of any businesses which were customers or prospects of the Company within two (2) years preceding the termination of the Employment Period (collectively, "Company Clients"); nor (ii) do business with or render services to any Company Client in connection with any business similar to the business of the Company or its subsidiaries, including, but not limited to, any business engaged in employee leasing, the provision of PEO or ASO services, payroll and payroll tax service, employee benefits, or job placement products or services or any other business which would tend to compete with the Company business or cause any Company Client to cancel its relationship with the company in order to purchase such products or services, provided such restriction shall not prevent Executive from being employed by any such entity so long as Executive observes the other restrictions contained in this Agreement; nor (iii) solicit, hire or interfere in any way with the employment relationship between the Company and any of its employees. This obligation shall be in addition to any obligation imposed on the Agent under any confidentiality agreement with the Company.

     6.3 Confidentiality. The Executive agrees and acknowledges that, by reason of the nature of his duties as an officer and employee, he will have or may have access to and become informed of confidential and secret information which is a competitive asset of the Company ("Confidential Information"), including without limitation any lists of client organizations or worksite employees, financial statistics, research data or any other statistics and plans contained in profit plans, capital plans, critical issue plans, strategic plans or marketing or operation plans or other trade secrets of the Company and any of the foregoing which belong to any person or company but to which the Executive has had access by reason of his employment relationship with the Company. The Executive agrees faithfully to keep in strict confidence, and not, either directly or indirectly, to make known, divulge, reveal, furnish, make available or use (except for use in the regular course of his employment duties) any such Confidential Information. The Executive acknowledges that all manuals, instruction books, price lists, information and records and other information and aids relating to the Company's business, and any and all other documents containing Confidential Information furnished to the Executive by the Company or otherwise acquired or developed by the Executive, shall at all times be the property of the Company. Upon termination of the Employment Period, the Executive shall return to the Company any such property or documents which are in his possession, custody or control, but his obligation of confidentiality shall survive such termination of the Employment Period until and unless any such Confidential Information shall have become, through no fault of the Executive, generally known to the trade. The obligations of the Executive under this subsection are in addition to, and not in limitation or preemption of, all other obligations of confidentiality which the Executive may have to the Company under general legal or equitable principles.

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     7. Termination.

     7.1 Termination Without Cause; Severance.

     (a) In the event Executive's employment with the Company is terminated by the Company without cause (as defined below), or if Executive's employment is terminated by reason of his death or disability, Executive shall be entitled to severance pay in the amounts described in section 7.1 (b) below ("Severance").

     (b) If Executive's employment is terminated without cause: (i) within six
(6) months following a "change of control," and not by death or disability, Executive shall receive Severance equal to one (1) year's Base Salary plus a bonus equal to 50% of his Base Salary in effect at the time of termination, payable in 12 equal monthly installments commencing on the last day of the month following the month in which Executive's employment is terminated; but (ii) if Executive's employment is terminated without cause in the absence of such "change of control," Executive shall receive Severance equal to twelve (12) months Base Salary in effect at the time of termination plus any bonus payable under paragraph 4.2. with respect to such calendar year, payable in 6 equal monthly installments as provided above. As used herein, "change of control" means a sale of substantially all of the assets of the Company or the merger or consolidation of the Company with another entity on terms whereby the Company is not the surviving entity or the acquisition by any person or entity of more than 50% of the voting stock of the Company or a change in management mandated in connection with a debt or equity infusion into the Company. The foregoing notwithstanding, if following a change of control, Executive is offered a substantially similar position at substantially similar compensation, but Executive rejects such offer, then Executive shall not be entitled to Severance.

     (c) In the event Severance is payable hereunder, the Employment Period shall be deemed to include the time during which Severance is payable for purposes of Section 6 hereof (the "Severance Period").

     (d) In the event Executive breaches any obligation to the Company under
Section 6, any obligation to pay Severance shall forthwith terminate and Executive shall, in addition to all other remedies available to the Company, reimburse Company for any Severance previously paid to him; provided, however, in the event Executive engages in conduct restricted under paragraph 6.1 during the Severance Period, his Severance shall only be reduced by the amount/value of all consideration received by or attributable to him in connection with such activities during such Severance Period.

     7.2 Termination With Cause. The Company shall have the option to terminate the Employment Period, effective upon written notice of such termination to Executive, for good cause ("Cause"), which shall consist of any of the following: (a) material breach by Executive of his covenants, responsibilities, and obligations under this Agreement; (b) commission by Executive of theft or embezzlement of Company

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property or any other acts of dishonesty; (c) commission by Executive of a crime resulting in injury to the business, property or reputation of the Company or commission of other significant activities harmful to the business or reputation of the Company; or (d) insubordination; provided Executive's refusal to take actions which he reasonably and in good faith believes are materially adverse to the interests of the Company and its shareholders shall not be deemed to be good cause for termination. In the event of termination of the Employment Period for Cause, Executive shall not be entitled to receive any severance payments under
Section 7.1 hereof.

     7.3 Surrender of Properties. Upon termination of Executive's employment with the Company, regardless of the cause therefor, Executive shall promptly surrender to the Company all property provided him by the Company for use in relation to his employment, and, in addition, Executive shall surrender to the Company any and all sales materials, lists of clients and prospective clients, price lists, files, records, or other materials and information of or pertaining to the Company or its clients or prospective clients or the products, business, and operations of the Company.

     7.4 Survival of Covenants. The covenants of Executive set forth in Section 6 of this Agreement shall survive the termination of the Employment Period or termination of this Agreement, regardless of the cause therefor.

     8. Indemnification. The Company shall indemnify and hold harmless the Executive to the fullest extent permitted by the Code of Regulations of the Company with respect to any claim asserted by any third party arising from or relating to any action or inaction of Executive while serving the Company.

     9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all its assets to expressly assume and agree to perform this agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place.

     10. General Provisions.

     10.1 Notice. Any notice required or permitted hereunder shall be made in writing (a) either by actual delivery of the notice into the hands of the party thereunder entitled, or (b) by the mailing of the notice in the United States mail, certified or registered mail, return receipt requested, all postage prepaid and addressed to the party to whom the notice is to be given at the party's respective address set forth below, or such other address as the parties may from time to time designate by written notice as herein provided.

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As addressed to the Company:    TEAM America, Inc.
                                110 E. Wilson Bridge Rd.
                                Worthington, Ohio 43085
                                Attention:  S. Cash Nickerson

As addressed to Executive:      Jay R. Strauss
                                4663 Pine Tree Court
                                Westerville, OH 43082

The notice shall be deemed to be received in case (a) on the date of its actual receipt by the party entitled thereto and in case (b) on the date of its mailing.

     10.2 Amendment and Waiver. No amendment or modification of this Agreement shall be valid or binding upon the Company unless made in writing and signed by an officer of the Company duly authorized by the Board of Directors or upon Executive unless made in writing and signed by him. The waiver by the Company of the breach of any provision of this Agreement by Executive shall not operate or be construed as a waiver of any subsequent breach by him.

     10.3 Governing Law. The validity and effect of this Agreement and the rights and obligations of the parties hereto shall be construed and determined in accordance with the laws of the State of Ohio.

     10.4 Entire Agreement. This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements and communications between the parties dealing with such subject matter, whether oral or written, including, without limitation, the Agreement dated as of December 28, 2000 (but any obligation for as yet unreimbursed relocation allowances due under said agreement shall survive).

     10.5 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the transferees, successors and assigns of the Company, including any company or corporation with which the Company may merge or consolidate.

     10.6 Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be resolved exclusively by arbitration in Franklin County, Ohio under the auspices and in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

     10.7 Costs of Enforcement. In the event of any suit or proceeding seeking to enforce the terms, covenants, or conditions of this Agreement, the prevailing party shall, in addition to all other remedies and relief that may be available under this Agreement or applicable law, recover his or its reasonable attorneys' fees and costs as shall be determined and awarded by the court or arbitrator.

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     10.8  Headings. Numbers and titles to paragraphs hereof are for information purposes only and, where inconsistent with the text, are to be disregarded.

     10.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together, shall be and constitute one and the same instrument.

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     11.  Compensation Committee Approval. Executive understands, acknowledges and agrees that this Agreement and the terms herein are expressly subject to the approval of the Compensation Committee of the Board of Directors and the signature of the CEO below is not binding until and unless the Compensation Committee approves the terms of this Agreement and the Agreement is countersigned by the Chairperson of the Compensation Committee.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date and year first written above.

                                        TEAM AMERICA, INC.

                                         /s/ S. CASH NICKERSON
                                        -------------------------------------
                                        By:      S. Cash Nickerson
                                        Title:   CEO



                                         /s/ JAY R. STRAUSS
                                        -------------------------------------
                                        Jay R. Strauss



                                         /s/ JOSEPH MANCUSO
                                        -------------------------------------
                                        Compensation Committee Chairperson



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